EXHIBIT 10.3

RESOLUTION OF THE SHAREHOLDERS

OF

ASSET SOLUTIONS INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 25th day of January, 2017;

WHEREAS there has been presented to and considered by this meeting a Motion to INCREASE our Authorized Stock;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that:

The Authorized Stock of the Corporation be increased to 1,000,000,000 (One Billion).

The Secretary of the Corporation shall so effectuate this action with the Secretary of State of Nevada.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: January 25th, 2017

_____________________

Young Hua Song,

on behalf of First Legacy Management LLC., Majority Shareholders